Exhibit 99.1

PARSLEY ENERGY PRICES UPSIZED INITIAL PUBLIC OFFERING

Midland, TX (May 22, 2014) – Parsley Energy, Inc. (NYSE: PE) (“Parsley”) today announced the pricing of its initial public offering of 50,000,000 shares of its Class A common stock at $18.50 per share. The shares are expected to begin trading on the New York Stock Exchange on May 23, 2014 under the ticker symbol “PE.” Parsley is offering 42,463,636 shares of its Class A common stock and the selling stockholders named in the registration statement are offering 7,536,364 shares of Parsley’s Class A common stock. Parsley has granted the underwriters a 30-day option to purchase up to an additional 7,500,000 shares from Parsley. The offering is expected to close on May 29, 2014, subject to customary closing conditions.

Parsley intends to use the net proceeds of approximately $737.9 million to make a cash payment to certain holders of preferred interests in Parsley Energy, LLC, to repay all outstanding borrowings under its revolving credit facility, to fund the acquisition of acreage in Parsley’s Midland Basin-Core area and to fund a portion of its exploration and development program. Parsley will not receive any of the proceeds from the sale of shares of Parsley’s Class A common stock by the selling stockholders.

Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are also acting as book-running managers for the offering. Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Tudor, Pickering, Holt & Co. Securities, Inc., RBC Capital Markets, LLC, Global Hunter Securities, LLC, Macquarie Capital (USA) Inc., Scotia Capital (USA) Inc., Simmons & Company International and Stephens Inc. are acting as co-managers for the offering. When available, copies of the written prospectus for the offering may be obtained from:

Credit Suisse Attn: Prospectus Department Eleven Madison Avenue Level 1B New York, NY 10010 Telephone: 1-800-221-1037	Goldman, Sachs, & Co. Attn: Prospectus Department 200 West Street New York, NY 10282 Telephone: 1-866-471-2526

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A copy of the registration statement can be accessed through the website of the SEC at www.sec.gov.

About Parsley Energy, Inc.

Parsley Energy is an independent oil and natural gas company focused on the acquisition, development and exploitation of oil and natural gas reserves in the Permian Basin in West Texas.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our prospectus could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information:

Brad Smith

Parsley Energy, Inc.

Director, Investor Relations

(432) 818-2182

bsmith@parsleyenergy.com

or

Dennard — Lascar Associates

Jack Lascar, 713-529-6600

jlascar@dennardlascar.com

or

Lisa Elliott, 713-529-6600

lelliott@dennardlascar.com